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                                                                       Exhibit 5

             [Fried, Frank, Harris, Shriver & Jacobson Letterhead]



                                                          212-859-8076
August 26, 1998                                        (FAX:  212-859-8587)

CommScope, Inc.
1375 Lenoir-Ryne Boulevard
Hickory, North Carolina  28601


                      RE: REGISTRATION STATEMENT ON FORM S-3
                          ----------------------------------

Ladies and Gentlemen:

         We have acted as special counsel for CommScope, Inc., a Delaware corporation (the "Company"), in connection with the underwritten public offering (the "Offering") by certain of the Company's stockholders of shares (the "Stockholder Shares") of common stock, par value $.01 per share (the "Common Stock") of the Company and by the Company of shares of Common Stock (the "Company Shares" and, together with the Stockholder Shares, the "Shares") that may be offered and sold upon the exercise of an over-allotment option granted to the underwriters. The Shares are to be offered to the public pursuant to an underwriting agreement among the Company, the selling stockholders named therein, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, CIBC Oppenheimer Corp., and Goldman, Sachs & Co. as representatives of the underwriters (the "Purchase Agreement").

         With your permission, all assumptions and statements of reliance herein have been made without any independent investigation or verification on our part except to the extent otherwise expressly stated, and we express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon.

         In connection with this opinion, we have (i) investigated such questions of law, (ii) examined originals or certified, conformed or reproduction copies of such agreements, instruments, documents and records of the Company, such certificates of public officials and such other documents, and (iii) received such information from officers and representatives of the Company as we have deemed necessary or appropriate for the purposes of this opinion. In all examinations, we have assumed the legal capacity of all natural persons executing documents, the genuineness of all signatures, the authenticity of original and certified documents and the conformity to original or certified

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CommScope, Inc.                       -2-                        August 26, 1998


copies of all copies submitted to us as conformed or reproduction copies. As to various questions of fact relevant to the opinions expressed herein, we have relied upon, and assume the accuracy of, representations and warranties contained in the documents and certificates and oral or written statements and other information of or from representatives of the Company and others and assume compliance on the part of all parties to the documents with their covenants and agreements contained therein.

         Based upon the foregoing and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that
(i) the Stockholder Shares are duly authorized, validly issued, fully paid and non-assessable and (ii) the Company Shares, when issued, delivered and paid for in accordance with the provisions of the Purchase Agreement, will be duly authorized, validly issued, fully paid and non-assessable. The opinion expressed herein is limited to the General Corporation Law of the State of Delaware, as currently in effect.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Validity of Common Stock" in the Prospectus forming part of the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of such persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

                                                  Very truly yours,

                                        FRIED, FRANK, HARRIS, SHRIVER & JACOBSON

                                        By:       /s/ Lois Herzeca
                                           -------------------------------------

                                                      Lois Herzeca